Exhibit 99.1

Ever-Glory Announces Appointment of New Independent Director

NANJING, China, Aug. 31, 2011 /PRNewswire-Asia-FirstCall/ -- Ever-Glory International Group, Inc. (the "Company," "Ever-Glory") (NYSE Amex: EVK), a leading apparel supply chain manager and retailer in China, today announced that the Board of Directors elected Mrs. Merry Tang as an independent director of the Company's board, effective on September 1, 2011, to fill an existing vacancy on the Board created by the resignation of Mr. Gerald (Gerry) Goldberg, effective on August 22, 2011. Mrs. Tang was also appointed as Chairwoman of the Audit Committee and a member of the Compensation Committee and the Nominating and the Corporate Governance Committee of the Board.

Mr. Goldberg's resignation was due to personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

"Mr. Goldberg has been a highly valued director of our Board and we wish him all the best in his future endeavors," said Mr. Edward Yihua Kang, Chairman and Chief Executive Officer of Ever-Glory. "We are very pleased to have Mrs. Merry Tang join Ever-Glory's Board of Directors as an independent director and Chairwoman of our Audit Committee. We believe her solid background and in-depth financial experience will make significant contributions to our company."

Merry Tang, MS, MA, CPA, is currently the principal and managing partner of GZTY CPA Group, LLC, - U.S. based CPA firms offering services in risk assessment, audit engagements, Sarbanes-Oxley-related advice, and other advisory services. She also sits in the board of directors of China Sunergy Co. Ltd, (CSUN), a NASDAQ listed Chinese solar energy company, as an independent director and Chairwoman of the Audit Committee.

Mrs. Tang has extensive accounting, auditing, and financing experiences from her more than 16 years professional career in CPA firms, private sector and government agencies. Prior to forming GZTY CPA Group, LLC with her partners, she served as a senior financial and IT auditor in PricewaterhouseCoopers, LLC from 2004 to 2006, a finance manager of Lucent Technologies, Inc. from 1996 to 2004, and assistant director of cash management and investment division in New York State Insurance Fund from 1993 to 1995. Before working in the US, she was an assistant professor teaching financial management in the Central University of Finance and Economics in Beijing, China. Mrs. Tang graduated from the Central University of Finance & Banking, Beijing, China with a bachelor degree in banking in 1983 and a master degree in finance in 1986, before going on to receive her master degree in accounting from the State University of New York at Albany in 1993.

Mrs. Tang has broad experience in Sarbanes-Oxley compliance, SEC filing and reporting, financial system implementation, financial analysis, management reporting, business incorporation services, financial planning, tax preparation and financial advisory services etc.

Mrs. Tang earned her master degree in accounting from State University of New York at Albany, and a master degree and bachelor degree in finance and banking, respectively, from China's Central University of Finance & Economics. Mrs. Tang is a Certified Public Accountant (CPA), certified in both the State of New York and New Jersey. She is also a member of the American Institute of Certified Public Accountants and the New Jersey Society of Public Accountants.

About Ever-Glory International Group, Inc.

Based in Nanjing, China, Ever-Glory International Group, Inc. is a leading apparel supply chain manager and retailer in China. Ever-Glory is the first Chinese apparel company listed on the American Stock Exchange (now called NYSE Amex), and has a focus on middle-to-high grade casual wear, outerwear, and sportswear brands. The Company maintains global strategic partnerships in Europe, the United States, Japan and China, conducting business with several well-known brands and retail chain stores. In addition, Ever-Glory operates its own domestic chain of retail stores known as "LA GO GO."

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release and other written or oral statements made by or on behalf of the Company are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company's products and projects, the Company's continued access to capital, currency exchange rate fluctuation and other risks and uncertainties. The actual results the Company achieves may differ materially from those contemplated by any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. Readers should carefully review the risks and uncertainties described in the Company's latest Annual Report on Form 10-K and other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

CONTACT: Yanhua Huang of Ever-Glory International Group, Inc. at +86-25-5209-6875